                                                                   Exhibit 10.44

                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT, TERM LOAN
                             AND SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "AGREEMENT") dated as of March 29, 2004, is entered into between OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation ("PARENT"), OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation ("OPTICARE"), PRIMEVISION HEALTH, INC., a Delaware corporation ("PVH"), and OPTICARE ACQUISITION CORPORATION, a Delaware corporation ("OPTICARE ACQUISITION", together with Parent, Opticare, and PVH, individually and collectively, the "BORROWER"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("LENDER").

                  WHEREAS, Opticare, PVH, Consolidated Eye Care, Inc., a North Carolina corporation ("CEC"), and Parent, as borrowers, the financial institutions from time to time party thereto (the "PRIOR LENDERS"), Bank Austria, AG, as LC Issuer and Bank Austria Creditanstalt Corporate Finance, Inc., as agent for the Prior Lenders, are parties to that certain Amended and Restated Loan and Security Agreement, dated as of August 13, 1999 (the "ORIGINAL LOAN AGREEMENT"), pursuant to which, among other things, the Prior Lenders made available to Borrower term loans in an aggregate original principal amount of Twenty One Million Five Hundred Thousand ($21,500,000) and a revolving credit facility providing for revolving loans of up to Twelve Million Seven Hundred Thousand Dollars ($12,700,000) (collectively, the "PRIOR LOANS"); and

                  WHEREAS, Prime Vision Health, Inc. d/b/a OptiCare Eye Health Network was merged into its parent, OptiCare Health Systems, Inc. as of December 31, 2003;

                  WHEREAS, Prior Lenders sold and assigned to Lender the Prior Loans and all of their rights and obligations under the Loan Agreement and all other documents related to the Prior Loans, and in connection therewith, Borrower and Lender amended and restated the Original Loan Agreement and restructured the Prior Loans and make available to Borrower a revolving credit facility and a term loan pursuant to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of January 25, 2002, which was amended by that certain First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 7, 2003, as amended further by that certain Waiver and Second Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of November 14, 2003 (collectively, the "LOAN AGREEMENT");

                  WHEREAS, Borrower paid off the Overadvance (as defined herein) and requested that the Overadvance be terminated by February 29, 2004, and Lender agreed to such request;

                  WHEREAS, Borrower and Lender have agreed to further amend and restate the Loan Agreement and structure the loans for Lender to make available to Borrower (i) a revolving credit facility (the "REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to FIFTEEN MILLION DOLLARS ($15,000,000) (the "FACILITY CAP") and (ii) a term loan (the "TERM LOAN") in a maximum principal amount of THREE MILLION DOLLARS ($3,000,000) (the "MAXIMUM TERM LOAN AMOUNT"), the proceeds of which shall be used by Borrower for refinancing Borrower's existing obligations and indebtedness and for working capital needs in connection with its businesses of medical practice services, managed care services and the purchase and resale of optical products; and

                  WHEREAS, Lender is willing to restructure the loan facilities under the Loan Agreement, and make the Revolving Facility and the Term Loan available to Borrower upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:


I.       DEFINITIONS


         1.1      GENERAL TERMS

                  For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.


II.      ADVANCES, PAYMENT AND INTEREST


         2.1      THE REVOLVING FACILITY; OVERADVANCE

                  (a) Subject to the provisions of this Agreement, Lender shall make Advances to Borrower under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed the lesser of (a) the Facility Cap, and (b) the Availability. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Lender in its sole discretion and is final and binding upon Borrower. Unless otherwise permitted by Lender, each Advance shall be in an amount of at least $1,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in Dollars, of (i) eighty-five percent (85%) of the Borrowing Base for Accounts Receivables, plus (ii) fifty-five percent (55%) of the Borrowing Base for Eligible Inventory Costs, provided however, that the advance rate for the Wise Eligible Inventory Costs shall be fifty percent (50%) of the Borrowing Base relating to the Wise Eligible Inventory Costs, minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "AVAILABILITY"). Notwithstanding the foregoing, from November 14, 2003 through and including March 31, 2004, Borrower may request Advances under the Revolving Facility up to and including the value, in Dollars, of (i) fifty-five percent (55%) of the Borrowing Base for Eligible Inventory Costs, including without limitation, Wise Eligible Inventory Costs. From and after April 1, 2004, the Borrowing Base for Eligible Inventory Costs shall automatically revert back to the formula specified in the fifth sentence of this Section 2.1(a). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Revolving Note and other Obligations on the date when due to the extent available and as provided for herein.

                  (b) Lender has established the above-referenced advance rate for Availability and, in its sole credit judgment, may further adjust the Availability and such advance rate by applying percentages (known as "liquidity factors") to Eligible Receivables by payor class based upon Borrower's actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Lender's underwriting practices and procedures, including without limitation Lender's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances (collectively, the "DILUTION ITEMS"). Such liquidity factors and the advance rate for Availability may be adjusted by Lender throughout the Term as warranted by Lender's underwriting practices and procedures in its sole credit judgment. Also, Lender shall have the right to establish from time to time in its sole credit judgment, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.

                  (c) Borrower shall be permitted to borrow, for the period of time commencing on November 30, 2003 and expiring on February 29, 2004, in addition to the Availability (the "OVERADVANCE") not to exceed, at any one time, $700,000 (the "MAXIMUM OVERADVANCE AMOUNTS"). Each Overadvance shall be part of the Revolving Facility, evidenced by the Revolving Note and, when aggregated with all other Advances, subject at all times to the Facility Cap. The aggregate balance of all Overadvances shall be due and payable in full in cash on February 29, 2004, and if the aggregate balance of all outstanding Overadvances exceeds the Maximum Overadvance Amount, the Borrower shall immediately repay such excess. No Overadvance shall be made at any time that a Default or Event of Default shall have occurred and be continuing past any cure period. Any mandatory prepayment of the Overadvances pursuant to Section 2.10 hereof shall permanently reduce the Overadvance.


         2.2      THE REVOLVING NOTE; MATURITY

                  (a) All Advances under the Revolving Facility shall be evidenced by the Revolving Note, payable to the order of Lender, duly executed and delivered by Borrower and dated the Closing Date, evidencing the aggregate indebtedness of Borrower to Lender resulting from Advances under the Revolving Facility, from time to time. Lender hereby is authorized, but is not obligated, to enter the amount of each Advance under the Revolving Facility and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Revolving Note. Lender will account to Borrower monthly with a statement of Advances under the Revolving Facility and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed presumptive and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty (30) calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

                  (b) All amounts outstanding under the Revolving Note and other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Lender's demand upon an Event of Default, and (ii) the last day of the Revolver Term (such earlier date being the "MATURITY DATE").




         2.3      REVOLVING NOTE INTEREST

                  Interest on outstanding Advances under the Revolving Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 1.5%, provided, however, that, notwithstanding, any provision of any Loan Document, (i) the interest on all outstanding Overadvances under the Revolving Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 5.5%, (ii) the interest on all outstanding Advances (including all Overadvances) under the Revolving Note shall be not less than 5.75%, and (iii) in each case shall be calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Note shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.9, commencing February 1, 2002, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement.



         2.4 REVOLVING FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

                  So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Lender not later than 11:00 a.m. (New York City Time) at least one (1) (but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), a completed Borrowing Certificate and relevant supporting documentation satisfactory to Lender, which shall (i) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (ii) specify the principal amount of such requested Advance, (iii) certify the matters contained in Section 4.2, and (iv) specify the amount of any Medicare or Medicaid recoupments and/or recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's affiliates. Each time a request for an Advance is made (and, in any event and regardless of whether an Advance is being requested, once a month as of the fifteenth (15th) day of each month for the month then ended during the Term (and more frequently if Lender shall so request until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated), Borrower shall deliver to Lender a Borrowing Certificate accompanied by a separate detailed aging and categorizing of Borrower's accounts receivable and inventory detail and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Lender shall reasonably request from a credit or security perspective or otherwise. On each Borrowing Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the appropriate Borrower's account(s) as set forth on Schedule 2.5, in all cases for credit to the appropriate Borrower (or to such other account as to which the appropriate Borrower shall instruct Lender) via Federal funds wire transfer no later than 4:00 p.m. New York City Time.


         2.5 REVOLVING FACILITY COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

                  Each Borrower shall maintain one or more lockbox accounts (individually and collectively, the "LOCKBOX ACCOUNT") with one or more banks acceptable to Lender and to Borrower (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements acceptable to Lender (individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Lender may require. Each Borrower shall ensure that all collections of their respective Accounts and all other cash payments received by any Borrower are paid and delivered directly from Account Debtors and other Persons into the appropriate Lockbox Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Lender or an affiliate of Lender at such bank as Lender may communicate to Borrower from time to time (the "CONCENTRATION

ACCOUNT"), except, with respect only to Accounts payable by Medicaid/Medicare Account Debtors, as instructed by the applicable Borrower to whom such Accounts are payable as permitted pursuant to the applicable Lockbox Agreement. Notwithstanding and without limiting any other provision of any Loan Document, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.5 in such order and manner as determined by Lender. To the extent that any Accounts collections of any Borrower or any other cash payments received by any Borrower are not sent directly to the appropriate Lockbox Account but are received by any Borrower or any of such Borrower's affiliates, such collections and proceeds shall be held in trust for the benefit of Lender and immediately remitted (and in any event within two (2) Business Days), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account. Borrower acknowledges and agrees that compliance with the terms of this Section
2.5 is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder, under any other Loan Document, under applicable law or at equity, upon each and every failure by any Borrower or any of their affiliates to comply with any such terms Lender shall be entitled to assess a non-compliance fee which shall operate to increase the Applicable Rate by two percent (2.0%) per annum during any period of non-compliance, whether or not a Default or an Event of Default occurs or is declared, provided that nothing shall prevent Lender from considering any failure to comply with the terms of this Section 2.5 to be a Default or an Event of Default. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of a Borrower, but shall be available to the appropriate Borrower in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower and their affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Lender in its sole discretion. Notwithstanding the foregoing, following the five (5) Business Day clearance period, if no Default or Event of Default has occurred, all funds transferred to the Concentration Account shall be applied by Lender first to the remaining Overadvances until no amounts are outstanding with respect thereto and then to the remaining Obligations under the Revolving Facility; otherwise all funds transferred to the Concentration Account shall be applied by Lender in such order as Lender may determine.



         2.6      REPAYMENT OF EXCESS ADVANCES

                  Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.9.


         2.7      TERM LOAN; REQUEST FOR INCREASE

                  (a) Subject to the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower on the Closing Date the Term Loan to be constituted of a single draw of not more than the Maximum Term Loan Amount, to be disbursed to the appropriate Borrower's account(s) as set forth on
Schedule 2.6 or as otherwise directed by Borrower in writing, provided that, the amount drawn under the Term Loan shall not be greater than 40% of the value of Borrower's Equipment, as determined by Lender in its sole discretion. The Term Loan is not a revolving credit facility, and any repayments of principal shall be applied to permanently reduce the Term Loan. The Term Loan shall be evidenced by the Term Note.

                  (b) Lender acknowledges that Borrower may request an increase in the Maximum Term Loan Amount based upon an increase in the volume of Borrower's Equipment. Borrower acknowledges that any such increase is subject to Lender's credit committee approval.


                  (c) Notwithstanding the foregoing, Lender agrees to advance to Borrower on November 14, 2003, an amount equal to $315,286 to be constituted of a single draw, which shall be evidenced by Term Note B and for all purposes of this Agreement be considered a portion of the Term Loan."


         2.8      TERM NOTE INTEREST

                  Interest on the outstanding balance of the Term Loan under the Term Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of the Prime Rate plus 3.5%, provided, however, that, notwithstanding, any other provision of any Loan Document, the interest on the outstanding principal balance of the Term Loan under the Term Note shall be not less than 9%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loan shall be due and payable on the first day of each calendar month commencing March 1, 2002, and continuing until the later of the expiration of the Term Loan Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility shall be made automatically for the payment of interest on the Term Loan and other Obligations on the date when due to the extent available and as provided for herein.


         2.9      REPAYMENT OF TERM LOAN; MATURITY

                  Payment of principal and all other amounts outstanding under the Term Loan and all other Obligations due hereunder shall be due and payable monthly, on the basis of a 7-year amortization, with payment in full of the balance due upon the earlier of termination or the Term Loan Maturity Date. The Term Note shall mature, if not earlier in accordance with this Agreement, on the Term Loan Maturity Date. The Term Loan shall be repaid, based upon a seven (7) year amortization schedule until such time as Lender conducts an audit of the Inventory relating to Wise, and to Lender's satisfaction, there is sufficient value to support a fifteen (15) year amortization schedule as a basis for repayment of the Term Loan, which such change may be affected by a writing signed by Lender, without further formal amendment hereof.

         2.10     OTHER MANDATORY PREPAYMENTS ON TERM LOAN

                  In addition to and without limiting any provision of any Loan
Document:

                  (a) if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Term Loan, including, without limitation, all outstanding Advances and all other Obligations, in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Lender under the Loan Documents related to the Term Loan provided, however, that no prepayment hereunder shall be required for any Change of Control caused by an equity investment as long as Borrower is not otherwise in default under this Agreement; and

                  (b) if Borrower sells or otherwise disposes any of its assets or properties (other than in the ordinary course of Borrower's business), receives any property damage insurance award which is not used to repair or replace the property covered thereby, then it shall apply 100% of the proceeds thereof first to the permanent repayment of any outstanding Overadvances, together with accrued interest thereon and all other Obligations owing to Lender under the Loan Documents related to such Overadvances, second to the prepayment of the Term Loan, together with accrued interest thereon and all other Obligations owing to Lender under the Loan Documents related to the Term Loan, and third to all other Obligations owing to Lender under the Loan Documents, such payment to be applied at such time and in such manner and order as Lender shall decide in its sole discretion.


         2.11     INTENTIONALLY OMITTED


         2.12     INTENTIONALLY OMITTED

         2.13     INTENTIONALLY OMITTED


         2.14     PAYMENTS BY LENDER

                  Should any amount required to be paid under any Loan Document be unpaid when due, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Lender as a result of any Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.


         2.15     GRANT OF SECURITY INTEREST; COLLATERAL

                  (a) To secure the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to the following (collectively and each individually, the "COLLATERAL"), which security interest is intended to be a first priority security interest:

                           (i) all of such Borrower's tangible personal
property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

                           (ii) all of such Borrower's intangible personal
property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments and Deposit Accounts, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                           (iii) all of such Borrower's present and future
Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Lender shall not have a security interest in any rights under any Government Contract of such Borrower or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                           (iv) any and all additions to any of the foregoing,
and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

                  (b) Notwithstanding the foregoing provisions of this Section 2.15, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of Borrower to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following:
(a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and
(c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral."

                  (c) In addition to the foregoing, to secure the payment and performance of the Obligations, (i) Parent shall pledge to Lender all of the securities it owns in Opticare and PVH, and (ii) PVH will pledge to Lender all of the securities it owns in connection with its subsidiaries who are listed on
Schedule 2.15 hereto, in each case pursuant to the Stock Pledge Agreement.

                  (d) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements and proper delivery of the necessary stock certificates, without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Liens.


         2.16     COLLATERAL ADMINISTRATION

                  (a) All Collateral (except Deposit Accounts) will at all times be kept by Borrower at the locations set forth on Schedule 5.18 hereto and shall not, without thirty (30) calendar days prior written notice to Lender, be moved therefrom, and in any case shall not be moved outside the continental United States.

                  (b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Lender on such periodic bases as Lender may request. In addition, if Accounts of Borrower in an aggregate face amount in excess of $250,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrower shall notify Lender of such occurrence on the report due on the fifteenth (15th) day of each month unless an earlier Request for Advance is submitted following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily as Lender may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower, but shall be available to the Borrower upon Borrower's written request.

                  (c) Whether or not an Event of Default has occurred, any of the Lender's officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

                  (d) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. Lender shall have the right at all times after the occurrence of an Event of Default to notify (i) Account Debtors owing Accounts to Borrower other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to Lender and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrower, and (ii) Medicaid/Medicare Account Debtors that Borrower has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by Lender to obtain a court order recognizing the assignment or security interest and lien of Lender in and to any Account or other Collateral and that Lender is seeking or may seek to obtain a court order recognizing the assignment or security interest and lien of Lender in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

                  (e) As and when determined by Lender in its reasonable discretion, Lender will perform the searches described in clauses (i) and (ii) below against Borrower and Guarantors (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense: (i) UCC searches with the Secretary of State of the jurisdiction of organization of each Borrower and Guarantor and the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors maintains their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) below.

                  (f) Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) upon Lender's request after an Event of Default shall have occurred and be continuing, shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that Lender has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and Borrower hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) calendar days (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors as set forth on Schedule 2.16 hereto, and (iii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions of the Loan Documents. At Lender's request, Borrower shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         2.17     PROMISE TO PAY; MANNER OF PAYMENT

                  Borrower absolutely and unconditionally promises to pay principal, interest and all other amounts payable hereunder, or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupment, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Any payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time. Any such payment received after 3:00 p.m. New York City Time on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.


         2.18     POWER OF ATTORNEY

         Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Lender under any of the Loan Documents; and (iii) do such other and further acts and deeds in the name of such Person that Lender may deem necessary or desirable to enforce any Account or other Collateral or to perfect Lender's security interest or lien in any Collateral. In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Lender's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.



III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE


         3.1      COMMITMENT FEES; WARRANTS

                  On the Closing Date, Borrower paid to Lender (a) three quarters of one percent (.75%) of the Facility Cap as a commitment fee for the Revolver; (b) 1% of the Maximum Term Loan Amount as a commitment fee for the Term Loan, and (c) shall grant to Lender the Warrants to purchase 250,000 shares at $0.14 per share of Opticare Health Systems, Inc.'s common stock. On February 7, 2003, simultaneous with Opticare Acquisition becoming a Borrower hereunder pursuant to the requirements of Section 7.6(b), Borrower paid to Lender an additional nonrefundable commitment fee of $37,500 (equal to .75% of the $5,000,000 increase to the Facility Cap).


         3.2      UNUSED LINE FEE

                  Borrower shall pay to Lender monthly an unused line fee (the "UNUSED LINE FEE") in an amount equal to .50 % (per annum) of the difference derived by subtracting (i) the daily average amount of the balances under the Revolving Facility outstanding during the preceding month, from (ii) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).


         3.3      COLLATERAL MANAGEMENT FEE

                  Borrower shall pay Lender as additional interest a monthly collateral management fee (the "COLLATERAL MANAGEMENT Fee") equal to 0.083% of the daily average amount of the balances under the Revolving Facility outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).


         3.4      REVOLVER TERMINATION FEE; TERM LOAN FINANCE FEE

                  (a) Revolver Early Termination Fee. If (i) Borrower terminates the Revolving Facility under Section 11.1 hereof, (ii) Borrower is required to make payment in full of the Revolving Facility and/or Obligations relating to the Revolving Facility upon the occurrence of an Event of Default, (iii) a voluntary or involuntary Change of Control or payment pursuant to Section 2.11 occurs, (iv) any other voluntary or involuntary prepayment of the Revolving Facility and/or Obligations relating to the Revolving Facility by Borrower or any other Person occurs (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Lender's exercising its right of set-off or otherwise, (v) Lender accelerates the Revolving Note or makes any demand on the Revolving Note, or (vi) any payment or reduction of the outstanding balance of the Revolving Note and/or the Revolving Facility is made during a bankruptcy, reorganization or other proceeding or is made pursuant to any plan of reorganization or liquidation or any Debtor Relief Law, (each, a "REVOLVER TERMINATION"), then, at the effective date of any such termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to (x) if the revolver termination occurs prior to December 31, 2004, 2% of the Facility Cap, or (y) if the revolver termination occurs on or after December 31, 2004, but prior to expiration of the Revolving Facility Term, 1% of the Facility Cap; provided, however, that in the event the revolver termination arises pursuant to a voluntary prepayment of the Revolving Facility and Obligations relating to the Revolving Facility by Borrower pursuant to a refinancing by a third party commercial financial institution whose primary business is providing senior secured financing the yield maintenance for the loss of bargain shall be equal to an amount equal to (x) if the revolver termination occurs prior to December 31, 2004, the greater of (1) 2% of the Facility Cap and (2) the Yield Maintenance Amount, and (y) if the revolver termination occurs prior to expiration of the Revolving Facility Term, the greater of (1) 1% of the Facility Cap and (2) the Yield Maintenance Amount.

                  (b) Term Loan Finance Fee. Upon (i) termination of the Term Loan for any reason, (ii) acceleration of the Term Loan on account of any bankruptcy proceeding, liquidation or Debtor Relief Law, or (iii) upon repayment of the Term Loan in full (each, a "TERM LOAN TERMINATION"), then, at the effective date of any such Term Loan Termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Term Loan owing under the Term Loan pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to two percent (2%) of the Term Loan amount.


         3.5      COMPUTATION OF FEES; LAWFUL LIMITS

                  All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.5 shall control to the extent any other provision of any Loan Document is inconsistent herewith.


         3.6      DEFAULT RATE OF INTEREST

                  Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 3.0% per annum (the "DEFAULT RATE").



         3.7      ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY

                  Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) it is affiliated by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a lien upon, all of the Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.

         3.8      WARRANTS

                  As additional consideration for the extensions of credit hereunder and as more fully described in the Warrant Agreement, Systems shall issue and deliver to CapitalSource Holdings LLC on the Closing Date, the Warrant. The Warrant and number of securities purchasable upon exercise of the Warrant shall be subject to adjustment and shall be subject to various rights in favor of Lender as set forth in the Warrant Agreement.


         3.9      ALLOCATION OF PURCHASE PRICE

                  Under both GAAP consistently applied and the regulations of the Internal Revenue Service, the issuance to Lender of the Term Note and the Warrant for an aggregate purchase price equal to the aggregate principal amount of the Term Note being so purchased results in the creation of "original issue discount" on such Term Note (which original issue discount may also be deemed to constitute the value of any Warrant issued in connection with the issuance of such Term Note), and such regulations require the determination of the value of any warrant so delivered. Pursuant to GAAP consistently applied and applicable Treasury Regulations, Borrower and Lender agree to allocate $298,170 of the purchase price to the Term Note and the remaining $18,300 of the purchase price to the Warrant and that such allocation reflects the relative fair market values of the Term Note and the Warrant as of their issue date. Borrower and Lender agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of the Warrant set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of the Term Note by Lender, Lender shall, prior to such transfer, mark the Term Note with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).



IV.      CONDITIONS PRECEDENT


         4.1      CONDITIONS TO INITIAL ADVANCE, FUNDING OF TERM LOAN AND
                  CLOSING

                  The obligations of Lender to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Lender, of the following:

                  (a) (i) Borrower shall have delivered to Lender (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto, (B) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower, and (ii) each Guarantor shall have delivered to Lender the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable, and the other parties thereto;

                  (b) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Borrower and Guarantor in each jurisdiction determined by Lender in its sole discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

                  (c) Lender shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Lender, (ii) a certificate of the corporate secretary or assistant secretary of each Borrower dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Lender, (iii) the written legal opinion of counsel for Borrower and Guarantors, in form and substance satisfactory to Lender and its counsel; and (iv) a certificate executed by an authorized officer of each Borrower, which shall constitute a representation and warranty by such Borrower as of the Closing Date and the applicable Borrowing Date and the date of funding of the Term Loan that the conditions contained in this Agreement have been satisfied;

                  (d) Lender shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Borrower, on a consolidated basis, in form and substance satisfactory to Lender (each, a "SOLVENCY CERTIFICATE"), certifying (i) the solvency of such Person after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to such Person's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Advance and the date of funding of the Term Loan and after giving effect to such transactions and Indebtedness: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

                  (e) Lender shall have completed examinations, the results of which shall be satisfactory in form and substance to Lender, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Borrower and Guarantor, and each such Person shall have demonstrated to Lender's satisfaction that (i) its operations comply, in all respects deemed material by Lender, in its sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lender, in its sole judgment, and
(iii) it has no liability (whether contingent or otherwise) that is deemed material by Lender, in its sole judgment;

                  (f) Lender shall have received all fees, charges and expenses payable to Lender on or prior to the Closing Date pursuant to the Loan Documents;

                  (g) all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on Schedule 5.4, from such third parties as Lender and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or (ii) claims against any Borrower or Guarantor or the Collateral;

                  (h) Borrower shall be in compliance with Section 7.13(b) and
Section 6.5, and Lender shall have received (i) certified copies of all such insurance policies, and (ii) original certificates of such insurance policies confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Lender as loss payee and additional insured, as appropriate;

                  (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Lender;

                  (j) Lender shall have received, in form and substance satisfactory to Lender, (i) each of the Assigned Documents, the Assigned Stock and all related documents, agreements and instruments, including assignments of all Liens, security interests and Uniform Commercial Code financing statements relating thereto, and (ii) release and termination of any and all Liens, security interest and/or Uniform Commercial Code financing statements not assigned to Lender in, on, against or with respect to any of the Collateral (other than Permitted Liens);

                  (k) the Warrant shall have been delivered to Lender and the Warrant and a Registration Rights Agreement in connection therewith shall have been executed and delivered to Lender, all in form and substance satisfactory to Lender; and

                  (l) Lender shall have received the stock certificates representing the Assigned Stock.


         4.2      CONDITIONS TO EACH ADVANCE AND FUNDING OF TERM LOAN

                  The obligations of Lender to make any Advance (including, without limitation, the Initial Advance) and to fund the Term Loan are subject to the satisfaction, in the sole judgment of Lender, of the following additional conditions precedent:

                  (a) Borrower shall have delivered to Lender a Borrowing Certificate for the Advance executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this Section 4.2 have been satisfied; provided, however, that any determination as to whether to fund Advances or extensions of credit shall be made by Lender in its sole discretion; provided, however, that Lender acknowledges that it has received a satisfactory Borrowing Certificate for the Initial Advance;

                  (b) each of the representation and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance and/or funding the Term Loan, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance under the Revolving Facility or the funding of the Term Loan on such date;

                  (c) immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of the Availability and the Facility Cap and the aggregate outstanding principal amount of the Term Loan shall not exceed the lesser of the Maximum Term Loan Amount and 40% of the value of the Equipment, as determined by Lender;

                  (d) except as disclosed in the historical financial statements, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

                  (e) Borrower shall have on file with the appropriate office of the Internal Revenue Service an IRS Form 8821 designating Lender to receive copies of tax information relating to payroll and income taxes; and

                  (e) there shall not have occurred any Material Adverse Change or Material Adverse Effect or Liability Event.


V.       REPRESENTATIONS AND WARRANTIES

                  Each Borrower, jointly and severally, represents and warrants as of the date hereof, the Closing Date, each Borrowing Date and, if applicable, the date of funding of the Term Loan as follows:


         5.1      ORGANIZATION AND AUTHORITY

                  Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Each Borrower (i) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."


         5.2      LOAN DOCUMENTS

                  The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (i) have been duly authorized by all requisite action of each such Person and have been duly executed and delivered by or on behalf of each such Person; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any such Person or any of their respective properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Person, or any agreement between any such Person and its respective shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, material breach, material default or event of default under, any indenture, agreement or other instrument to which any such Person is a party, or by which the properties or assets of such Person are bound; (iv) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any such Person, and (iv) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         5.3      SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

                  Borrower has no Subsidiaries other than those listed on
Schedule 5.3 hereto. Schedule 5.3 also states the authorized and issued capitalization of each Borrower, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities and/or ownership, voting or partnership interests of Borrower have been duly authorized and validly issued and are fully paid and nonassessable, and each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Security Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of Borrower. Except as listed on Schedule 5.3, Borrower does not own an interest or participates or engages in any joint venture, partnership or similar arrangements with any Person.


         5.4      TITLE TO PROPERTIES; ACQUISITIONS

                  (a) Each Borrower (i) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all material respects with each lease to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, Borrower and all leases (including leases of leased real property) covering or with respect to such properties and assets. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

                  (b) The Wise Asset Purchase Agreement has been executed and delivered by each party thereto and the Wise Acquisition and other transactions contemplated thereby have been consummated, and the terms and conditions of the Wise Asset Purchase Agreement constitute the valid and binding obligations of each party thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principals of equity, regardless of whether considered in a proceeding in law or in equity. Opticare Acquisition owns the "Assets" (as defined in the Wise Asset Purchase Agreement) free and clear of all Liens other than Permitted Liens.


         5.5      OTHER AGREEMENTS

                  Borrower is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be likely to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be likely to have a Material Adverse Effect; or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

         5.6      LITIGATION

                  Except as set forth on Schedule 5.6 hereto, there is no action, suit, proceeding or investigation pending or, to their knowledge, threatened against Borrower that (i) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (ii) could reasonably be likely to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. Borrower is not aware that there is any basis for the foregoing. Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by Borrower currently pending. Borrower has not any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.


         5.7      HAZARDOUS MATERIALS

                  Borrower is in compliance in all material respects with all applicable Environmental Laws. Borrower has not been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.


         5.8      POTENTIAL TAX LIABILITY; TAX RETURNS; GOVERNMENTAL REPORTS

                  (a) Borrower (i) has not received any oral or written communication from the Internal Revenue Service with respect to any investigation or assessment relating to the Borrower directly, or relating to any consolidated tax return which was filed on behalf of Borrower, (ii) is not aware of any year which remains open pending tax examination or audit by the IRS, and (iii) is not aware of any information that could give rise to an IRS tax liability or assessment.

                  (b) Except as set forth on Schedule 5.8, Borrower (i) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (ii) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower is currently contesting in good faith and that are described on Schedule 5.8.


         5.9      FINANCIAL STATEMENTS AND REPORTS

                  All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Lender by Borrower are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods. Borrower has no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change, Material Adverse Effect or Liability Event or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect or Liability Event.

         5.10     COMPLIANCE WITH LAW

                  Except as set forth in Schedule 5.10, Borrower (i) is in compliance with all material laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower's business, assets or operations, including, without limitation, ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. Borrower has (a) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) no knowledge of any amounts due but unpaid to the Pension Benefit Guaranty Corporation, or of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. ss. 2615.3 has not been waived. Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the best knowledge of Borrower, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws. There is no Liability Event.


         5.11     INTELLECTUAL PROPERTY

                  Except as set forth on Schedule 5.11, Borrower does not own, license or utilize, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the "INTELLECTUAL PROPERTY").


         5.12     LICENSES AND PERMITS; LABOR

                  Borrower is in compliance with and has all Permits and Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses. All of the foregoing are in full force and effect and not in known conflict with the rights of others. Borrower is not (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, material breach, material default or event of default under, any of the foregoing, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect, and/or (ii) and has not been, involved in any labor dispute, strike, walkout or union organization which could reasonably be likely to have a Material Adverse Affect.

         5.13     NO DEFAULT

                  There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.


         5.14     DISCLOSURE

                  No Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading. There is no fact known to Borrower that has not been disclosed to Lender in writing that could reasonably be likely to have a Material Adverse Effect.


         5.15     EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN
                  CONTRACTS

                  Except as contemplated by the Loan Document or as otherwise set forth on Schedule 5.15, Borrower (i) has no outstanding Indebtedness, (ii) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (iii) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.


         5.16     OTHER AGREEMENTS

                  Except as set forth on Schedule 5.16, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of Borrower's officers, members, managers, directors, stockholders, partners, other interest holders, employees or affiliates or any members of their respective immediate families, and (ii) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrower's knowledge, any affiliate of Borrower or any Person with which Borrower has a business relationship or which competes with Borrower (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with Borrower.


         5.17     INSURANCE

                  Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof. All such insurance policies are listed and described on Schedule 5.17.


         5.18     NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

                  During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Borrower is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower. Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidence the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States.


         5.19     NON-SUBORDINATION

                  The Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person, except as disclosed on Schedule 5.19.


         5.20     ACCOUNTS

                  In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, each Account of Borrower (i) is genuine and in all respects what is purports to be and is not evidenced by a judgment, (ii) arises out of a completed, bona fide sale and delivery of goods or rendering of Services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (iii) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of Services, a copy of which has been furnished or is available to Lender, (iv) together with Lender's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason (except Accounts owed or owing by Medicaid/Medicare Account Debtors that may be subject to offset or deduction under applicable law), (v) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto, (vi) to the best of Borrower's knowledge, (A) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and (B) such Account Debtor is solvent, (vii) to the best of Borrower's knowledge, subject to subsection (x) below, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility thereof, (viii) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and, if due from a Medicaid/Medicare Account Debtor, is properly payable directly to Borrower, (ix) Borrower has obtained and currently has all Permits necessary in the generation thereof, and (x) Borrower has disclosed to Lender on each Borrowing Certificate the amount of all Accounts of Borrower for which Medicare is the Account Debtor and for which payment has been denied and subsequently appealed pursuant to the procedure described in the definition of Eligible Receivables hereof, and Borrower is pursuing all available appeals in respect of such Accounts.

         5.21     HEALTHCARE

                  Without limiting or being limited by any other provision of any Loan Document, Borrower has timely filed or caused to be filed all cost and other reports of every kind required by law, agreement or otherwise. Subject to subsection (x) of Section 5.21, there are no claims, actions or appeals pending (and Borrower has not filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Center for Medicare and Medicaid Services, with respect to any state or federal Medicare or Medicaid cost reports or claims filed by Borrower, or any disallowance by any commission, board or agency or other Governmental Authority in connection with any audit of such cost reports. No validation review or program integrity review related to Borrower or the consummation of the transactions contemplated herein or to the Collateral have been conducted by any commission, board or agency or other Governmental Authority in connection with the Medicare or Medicaid programs, and to the knowledge of Borrower, no such reviews are scheduled, pending or threatened against or affecting any of the providers, any of the Collateral or the consummation of the transactions contemplated hereby.


         5.22     SURVIVAL

                  Borrower makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the making of the Advances under the Revolving Facility and the funding of the Term Loan.



VI.      AFFIRMATIVE COVENANTS

                  Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:


         6.1      FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

                  (a) Financial Reports. Borrower shall furnish to Lender (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, audited annual consolidated and consolidating financial statements of Borrower, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm satisfactory to Lender and accompanied by related management letters, if available, and (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statements of Borrower consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. With each such financial statement, Borrower shall also deliver a certificate of its chief financial officer stating that (A) all such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods, (B) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (C) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (D) Borrower is in compliance with all financial covenants attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Lender.

                  (b) Other Materials. Borrower shall furnish to Lender upon Lender's request and as soon as available, and in any event within fifteen (15) calendar days after the preparation or issuance thereof or at such other time as set forth below: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a) prepared by, for or on behalf of Borrower and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners or other equity owners at any time, (iii) all Medicare and Medicaid information as required under sub-part
(iv) of this section; (iv) within fifteen (15) calendar days after the end of each period for such period, (A) monthly sales and collection reports and accounts receivable and accounts payable aging schedules, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, and
(B) quarterly detail required to confirm contractual disallowances and other adjustments under the borrowing base, (v) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its affiliates and copies of each management control letter provided by such independent accountants, and (vi) such additional information, documents, statements, reports and other materials as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

                  (c) Notices. Borrower shall promptly, and in any event within ten (10) calendar days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $250,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) affecting the value, enforceability or collectibility of any of the Collateral, including, without limitation, claims or disputes in the amount of $250,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Lender a copy of such notice, (vii) if any Eligible Receivable ceases to be an Eligible Receivable, (viii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (ix) receipt of any notice by Borrower regarding termination of any manager of any facility owed, operated or leased by Borrower, and/or (x) if any Account becomes evidenced or secured by an instrument or chattel paper. Borrower shall promptly provide Lender with copies of any and all notices and other communications given by any party pursuant to, under or with respect to the Wise Asset Purchase Agreement, or any transaction contemplated thereby.

                  (d) Consents. Borrower shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its reasonable discretion and that are satisfactory to Lender with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                  (e) Operating Budget. Borrower shall furnish to Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than thirty (30) calendar days after the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.


         6.2      PAYMENT OF OBLIGATIONS

                  Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations relating to the Term Loan.


         6.3      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

                  Borrower shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted,
(iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary; and (vii) remain in good standing and maintain operations in all jurisdictions in which currently located, and (viii) provide Lender with thirty (30) days prior notice of any change in the state of Borrower's incorporation or formation.


         6.4      COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

                  Borrower shall (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (ii) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be likely to have a Material Adverse Effect, (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, and (v) properly file all Medicaid/Medicare cost reports.

         6.5      INSURANCE

                  Borrower shall (i) keep all of its insurable properties and assets, including without limitation Inventory in transit (whether by vessel, land or air) adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law (and with respect to Inventory that is in transit, maintain insurance covering the same for its full replacement cost under all risk marine insurance policies endorsed to cover all risks required by Lender and with such amounts of coverage and deductibles as Lender determines, in its Permitted Discretion, issued by such insurance carriers as are acceptable to Lender), including, without limitation, medical malpractice and professional liability insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (ii) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (A) be reasonably satisfactory in form and substance to Lender, (B) name Lender as loss payee and additional insured, and (C) expressly provide that they cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Lender and that they inure to the benefit of Lender notwithstanding any action or omission or negligence of or by Borrower or any insured thereunder.


         6.6      TRUE BOOKS

                  Borrower shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.


         6.7      INSPECTION; PERIODIC AUDITS

                  Borrower shall permit the representatives of Lender, at the expense of Borrower, from time to time during normal business hours upon reasonable notice, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers,
(ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).


         6.8      FURTHER ASSURANCES; POST CLOSING

                  At Borrower's cost and expense, Borrower shall (i) within five
(5) Business Days after Lender's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Lender may request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (iii) upon the exercise by Lender or any of its affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Lender or any of its affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Lender or its affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.


         6.9      PAYMENT OF INDEBTEDNESS

                  Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Lender may deem proper and necessary in its sole discretion shall have been made.


         6.10     LIEN SEARCHES

                  If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.


         6.11     USE OF PROCEEDS

                  Borrower shall use the proceeds from the Revolving Facility and Term Loan only for the purposes set forth in the fifth "WHEREAS" clause at the beginning of this Agreement.


         6.12     COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

                  Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender's perfected first priority Lien on the Collateral (and Borrower irrevocably grants Lender the right, at Lender's option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $10,000 (individually or in the aggregate), and (iii) defend the Collateral and Lender's perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Lender's discretion be added to the Obligations.

         6.13     MAINTENANCE OF PROFESSIONAL SERVICES AND SUPPORT AGREEMENTS

                  OptiCare shall maintain the existing Professional Services and Support Agreement, dated as of November 30, 1995 with OptiCare P.C. at all times until the Obligations are indefeasibly repaid in full. PVH shall maintain the existing Professional Services and Support Agreement, dated as of August 10, 1999 and its existing blocked account arrangements with Optometric Eye Care Centers, P.A at all times until the Obligations are indefeasibly repaid in full.


         6.14     TAXES AND OTHER CHARGES


                  (a) All payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or
(iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority: generally applicable to lender similar to Lender (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall pay to Lender within thirty
(30) days of notice upon Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 6.14 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.14 submitted by Lender to Borrower shall, absent manifest error, be presumptive and conclusive for all purposes. Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person acceptable to Lender to process, manage and pay its payroll taxes and shall cause to be delivered to Lender within fifteen (15) calendar days after the end of each calendar quarter a report of its payroll taxes for the immediately preceding calendar quarter and evidence of payment thereof by providing copies of the reports of payroll taxes provided by ADP or other service provider.

                  (b) Borrower shall promptly, and in any event within ten (10) Business Days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of any oral or written communication from the Internal Revenue Service or otherwise with respect to any (i) tax investigations relating to the Borrower directly, or relating to any consolidated tax return which was filed on behalf of Borrower, (ii) notices of tax assessment or possible tax assessment, (iii) years that are designated open pending tax examination or audit, and (iv) information that could give rise to an IRS tax liability or assessment.

         6.15     ACCOUNTS RECEIVABLE AGEING


                  Commencing in February 2002, Borrower shall provide to Lender a monthly ageing of Accounts Receivable generated by each retail store located in North Carolina.

         6.16     INVENTORY COVENANTS

                  (a) Commencing in February 2002, Borrower shall provide to Lender a monthly report of the results of a physical inventory conducted at Borrower's Waterbury Connecticut distribution center and Yonkers, New York distribution center.

                  (b) With respect to the Inventory, Borrower: (a) shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, which consent shall not be unreasonably denied or delayed, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (c) shall produce, use, store, ship and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (d) assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (e) shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (f) shall keep the Inventory in good and marketable condition; and (g) shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.


VII.     NEGATIVE COVENANTS

                  Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:


         7.1      FINANCIAL COVENANTS

                  Borrower shall not violate the financial covenants set forth in Annex I to this Agreement, which is incorporated herein and made a part hereof.



         7.2      INDEBTEDNESS

                  Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"):
(i) Indebtedness under the Loan Documents, (ii) any Indebtedness set forth on
Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens as along as the effect of incurring the Capitalized Lease Obligations and/or Indebtedness does not violate (or with the passage of time) the financial covenants set forth in Annex I, (iv) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness owed to a stockholder shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights and in form and substance satisfactory to Lender; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 150 calendar days from the billing date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved; and (vi) borrowings incurred in the ordinary course of business and not exceeding $250,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender's rights and in form and substance satisfactory to Lender. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower and Lender).


         7.3      LIENS

                  Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Lender) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under
Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens necessary and desirable for the operation of such Person's business, provided Lender has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in all respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Lender, all in form and substance satisfactory to Lender in its sole discretion; and (vii) Liens disclosed on Schedule 7.3.


         7.4      INVESTMENTS; NEW FACILITIES OR COLLATERAL

                  Borrower, directly or indirectly, shall not without Lender's prior written consent which shall not be unreasonably withheld or delayed (i) purchase, own, hold, invest in or otherwise acquire Obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness set forth on Schedule
7.2 and other than (A) trade credit extended in the ordinary course of business,
(B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless Borrower shall provide to Lender at least thirty (30) Business Days prior written notice.


         7.5      DIVIDENDS; REDEMPTIONS

                  Borrower shall not (i) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person's capacity as such, (iv) make any payment of any management, service or related or similar fee to any affiliate or subsidiary of Borrower except in the manner and amount as set forth on Schedule 7.5, provided, that notwithstanding any provision of any Loan Document, Borrower shall not make or suffer to exist any Distribution or payment under any Service or Management Agreement or under any document or instrument executed or delivered in connection with the Restructure Agreement in any amount if a Default of Event of Default has occurred and is continuing or would result therefrom.


         7.6      TRANSACTIONS WITH AFFILIATES; NO NEW SUBSIDIARIES

                  (a) Borrower shall not enter into or consummate any transaction of any kind with any of its affiliates or any Guarantor or any of their respective affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (ii) distributions and dividends permitted pursuant to Section 7.5, (iii) transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, (iv) transactions with Lender or any affiliate of Lender, (v) payments permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its affiliates that both (A) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Lender in its sole discretion; provided, that notwithstanding the foregoing, Borrower shall not (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such affiliate, or (B) make any payment to any of its affiliates not in the ordinary course of its business without the prior written consent of Lender; provided further, that Borrower shall not enter into any transactions, agreements, contributions or capitalization arrangements or other undertaking with any Dormant Subsidiary without Lender's prior written consent which shall not be unreasonably withheld and without causing any such Dormant Subsidiary to become a guarantor hereof.

                  (b) Borrower shall not create or acquire any new subsidiaries unless (i) Lender is given prior written notice and (2) such new subsidiary becomes a Borrower or Guarantor hereunder.


         7.7      CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS

                  Borrower shall not (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Lender, (ii) change its fiscal year unless Borrower demonstrates to Lender's satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Lender of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Lender may reasonably request, (iii) amend, alter or suspend or terminate or make provisional in any material way, any Permit without the prior written consent of Lender, which consent shall not be unreasonably withheld, (iv) without at least twenty (20) days prior written notice to Lender, change its name or its jurisdiction of organization or address of principal place of business, (v) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (vi) use any proceeds of any Advance for "purchasing" or "carrying" "margin stock" as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.


         7.8      TRUTH OF STATEMENTS

                  Borrower shall not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.



         7.9      IRS FORM 8821

                  Borrower shall not alter, amend, restate or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed in accordance with the terms of this Agreement.


VIII.    EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "Event of Default:"

                  (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

                  (b) any representation, statement or warranty made or deemed made by Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

                  (c) Borrower or any Guarantor or other party thereto other than Lender shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1(c), 6.2, 6.3, 6.5, 6.8 , 6.9 and 6.11 for which there shall be no cure period), there shall be a fifteen (15) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice from Lender of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, of such failure, violation, breach or default;

                  (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Lender pursuant to the Security Documents;

                  (e) one or more tax assessments, judgments or decrees is rendered against any Borrower or Guarantor in an amount in excess of $50,000 in the aggregate, which is/are not appealed, satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

                  (f) (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Borrower or Guarantor in excess of $50,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Borrower or Guarantor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between any Borrower or Guarantor and Lender or affiliate of Lender (other than the Loan Documents), or (ii) any Indebtedness of any Borrower or Guarantor is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

                  (g) any Borrower or Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) have total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) that exceed its assets, at a Fair Valuation, (iii) file a petition under any insolvency statute, (iv) make a general assignment for the benefit of its creditors, (v) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (vi) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

                  (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against any Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Borrower or Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Borrower or Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which such Borrower or Guarantor takes any action to indicate its approval of or consent to;

                  (i) (i) any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect, Material Adverse Change occurs, (iii) any Liability Event occurs, or (iv) any Borrower or Guarantor ceases any material portion of its business operations as currently conducted;

                  (j) Lender receives any indication or evidence that any Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Lender's judgment, might result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Lender;

                  (k) an Event of Default occurs under any other Loan Document;

                  (l) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $100,000 in the aggregate;

                  (m) any Borrower or Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

                  (n) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Borrower or Guarantor or any of their property or assets; or

                  (o) any Borrower or Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

                  (p) any Default or Event of Default shall occur and be continuing past any cure period under (i) that certain Restructure Agreement, dated as of December 17, 2001, as amended by the First Amendment to Restructure Agreement, dated as of January 3, 2002, and as amended by the Second Amendment toe Restructure Agreement, dated as of January 22, 2002, by and among Opticare Health Systems, Inc., Dean J. Yimoyines and Palisade Concentrated Equity Partnership, L.P. or under any document or instrument executed or delivered in connection therewith (the "RESTRUCTURE DOCUMENTS"), or (ii) any Professional Services and Support Agreement which impairs Lender's Collateral or its position, all in Lender's sole judgment;

then, and in any such event, notwithstanding any other provision of any Loan Document, Lender may, by written notice to Borrower (i) terminate its obligations to make Loans hereunder, whereupon the same shall immediately terminate, (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) or (i)(iii), in which event all of the foregoing shall automatically and without further act by Lender be due and payable, provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a three (3) Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice from Lender of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and
(iii) prohibit any action permitted to be taken under Article VII hereof.



IX.      RIGHTS AND REMEDIES AFTER DEFAULT


         9.1      RIGHTS AND REMEDIES

                  (a) In addition to the acceleration provisions set forth in
Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged (other than Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law) with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower, as applicable, might exercise (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), (v) collect and send notices regarding the Collateral (other than with respect to Collateral consisting of Accounts owed or owing by Medicaid/Medicare Account Debtors absent a court order or compliance with applicable law), with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender, (viii) reduce or otherwise change the Facility Cap and/or the Maximum Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, with prior notice which need not be in writing, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan document unless the Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

                  (b) Borrower agrees that notice received by it at least ten
(10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Borrower which right is hereby waived and released. Debtor covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Secured Party's exercise of its rights and remedies with respect to the Collateral. Secured Party, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.


         9.2      RIGHTS AND REMEDIES NOT EXCLUSIVE

                  Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender's rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.


                  9.3      APPLICATION OF PROCEEDS


                  In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all reasonable costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith);
(ii) second, to the payment of all Obligations as provided herein; (iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Lender need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.


         9.4      RIGHTS OF LENDER TO APPOINT RECEIVER

                  Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.



X.       WAIVERS AND JUDICIAL PROCEEDINGS


         10.1     WAIVERS

                  Except as expressly provided for herein, Borrower hereby waives demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral, whether or not payable by a Medicaid/Medicare Account Debtor. With respect to any action hereunder, Lender conclusively may relay upon, and shall incur no liability to Borrower in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a Person authorized on Borrower's behalf, whether or not such Person is listed on the incumbency certificate delivered pursuant to Section 4.1 hereof. In each such case, Borrower hereby waives the right to dispute Lender's action based upon such request or other communication, absent manifest error.


         10.2     DELAY; NO WAIVER OF DEFAULTS

                  No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender's part in enforcing any such provision shall affect the liability of any Borrower or Guarantor or operate as a waiver of such provision or affect the liability of any Borrower or Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances or funding the Term Loan, Lender does not waive any breach of any representation or warranty of under any Loan Document, and all of Lender's claims and rights resulting from any such breach or misrepresentation are specifically reserved.


         10.3     JURY WAIVER

                  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS

AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

         10.4     COOPERATION IN DISCOVERY AND LITIGATION

                  In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrower waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Lender's counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.


XI.      EFFECTIVE DATE AND TERMINATION


         11.1     EFFECTIVENESS AND TERMINATION

                  Subject to Lender's right to terminate and cease making Loans upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than ten (10) calendar days' prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 10th calendar day after Receipt by Lender of such written notice; provided, however, that, notwithstanding any other provision of any Loan Document, Borrower shall have no right to terminate the Revolving Loan, until after the first anniversary of the Closing Date. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION DATE"); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the ten (10) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.


         11.2     SURVIVAL

                  All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.5, 3.6, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7 and 12.9
shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII.     MISCELLANEOUS


         12.1     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

                  The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions other than Section 5-1401 of the New York General Obligation laws. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of each Loan Document to which it is a party, Borrower and Lenders (i) accept the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waive personal service of process, (iii) agree that service of process may be made by certified or registered mail, return receipt requested, pursuant to
Section 12.5 hereof, and (iv) waive any objection to jurisdiction, venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue convenience. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in any other courts having jurisdiction. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of New York. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.


         12.2     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS

                  The Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons' other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under any Loan Document for the benefit of any third party creditor or incidental beneficiary of any Borrower or Guarantor. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT Lender at any time and from time to time may (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) sell, assign or GRANT PARTICIPATING INTERESTS IN OR transfer all or any part of its rights or obligations under ANY LOAN DOCUMENT, Note, the obligations AND/OR the collateral TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A "TRANSFEREE"). Each Transferee shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation not been effected. Notwithstanding any other provision of any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

         12.3     APPLICATION OF PAYMENTS

                  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender. Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its sole discretion.


         12.4     INDEMNITY

                  Each Borrower jointly and severally shall indemnify Lender, its affiliates and its and their respective managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which any Borrower is responsible to pay or indemnify, each Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 12.4, and Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion and with Borrower's consent, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Lender agrees not to exercise its right to select counsel to defend the event if that would cause any Borrower's insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Borrower has paid to Lender pursuant to the indemnity set forth in this Section 12.4, then Lender shall promptly pay to such Borrower the amount of such recovery.


         12.5     NOTICE

                  Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission on a Business Day, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.


         12.6     SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

                  If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.


         12.7     EXPENSES

                  Borrower shall pay, whether or not the Closing occurs, all reasonable costs and expenses incurred by Lender and/or its affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender's Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise,
(iv) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender's transactions with Borrower, (v) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vi) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Lender or any of its affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.


         12.8     ENTIRE AGREEMENT

                  This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower and Lender. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrower. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.


         12.9     LENDER APPROVALS

                  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender in its sole and absolute discretion.


         12.10    CONFIDENTIALITY AND PUBLICITY

                  Borrower agrees, and agrees to cause each of its affiliates,
(i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower's advisors and officers on a need-to-know basis) without Lender's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Lender reserves the right to review and approve all materials that Borrower or any of its affiliates prepares that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its affiliates to, use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its affiliates to contract on behalf of Lender.


         12.11    RELEASE OF LENDER

                  Notwithstanding any other provision of any Loan Document, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the "RELEASING PARTIES"), hereby fully and completely releases and forever discharges the Indemnified Parties and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Parties, the "RELEASED PARTIES"), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties as of the date of the Closing. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in agreeing to make the Advances.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has duly executed this Amended and Restated Revolving Credit, Term Loan and Security Agreement as of the date first written above.


                                          OPTICARE HEALTH SYSTEMS, INC.,
                                          a Delaware corporation


                                          By: /s/ Dean J. Yimoyines
                                             -----------------------------------
                                          Name: Dean J. Yimoyines
                                               ---------------------------------
                                          Its:  CEO & Chairman
                                               ---------------------------------

                                          OptiCare Health Systems, Inc.
                                          87 Grandview Ave.
                                          Waterbury, CT 06708
                                          Attention: William A. Blaskiewicz, CFO
                                          Telephone: (203) 596-2236
                                          Fax: (203)596-2227
                                          E-mail: wblaskiewicz@opticare.net

                                          OPTICARE ACQUISITION CORP.
                                          a Delaware corporation



                                          By: /s/ Dean J. Yimoyines
                                             -----------------------------------
                                          Name: Dean J. Yimoyines
                                               ---------------------------------
                                          Its:  President
                                              ----------------------------------

                                          c/o OptiCare Health Systems, Inc.
                                          87 Grandview Ave.
                                          Waterbury, CT 06708
                                          Attention: William A. Blaskiewicz, CFO
                                          Telephone: (203) 596-2236
                                          Fax: (203)596-2227
                                          E-mail: wblaskiewicz@opticare.net

                                          OPTICARE EYE HEALTH CENTERS, INC.,
                                          a Connecticut corporation



                                          By: /s/ Dean J. Yimoyines
                                             -----------------------------------
                                          Name: Dean J. Yimoyines
                                               ---------------------------------
                                          Its:  CEO & Chairman
                                               ---------------------------------

                                          c/o OptiCare Health Systems, Inc.
                                          87 Grandview Ave.
                                          Waterbury, CT 06708
                                          Attention: William A. Blaskiewicz, CFO
                                          Telephone: (203) 596-2236
                                          Fax: (203)596-2227
                                          E-mail: wblaskiewicz@opticare.net



                                          CAPITALSOURCE FINANCE LLC



                                          By: /s/ Keith D. Reuben
                                             ---------------------------------
                                          Name: Keith D. Reuben
                                          Its: Chief Operating Officer

                                          CapitalSource Finance LLC
                                          4445 Willard Avenue, 12th Floor
                                          Chevy Chase, MD  20815
                                          Attention: Healthcare Finance Group,
                                                     Portfolio Manager
                                          Telephone:  (301) 841-2700
                                          FAX:  (301) 841-2340
                                          E-Mail: mfidati@capitalsource.com

                                                                  EXECUTION COPY





                                    EXHIBITS
                                    --------




Exhibit A         List of Assigned Documents

Exhibit B         Form of Borrowing Certificate



                                    SCHEDULES
                                    ---------



SCHEDULE 2.5      Borrower's wire instructions for Advances under Revolving
                  Facility

SCHEDULE 2.15     List of PVH Subsidiaries

SCHEDULE 2.16     List of Account Debtors regarding Lien and Lockbox after
                  Default

SCHEDULE 5.2      Required Consents, Authorizations and Approvals

SCHEDULE 5.3 Subsidiaries, Equity Holders, Directors and Officers, Joint Ventures, partnerships

SCHEDULE 5.4      Real Property and Leases

SCHEDULE 5.6      Certain Pending or Threatened Litigation

SCHEDULE 5.8      Taxes and Tax Returns Outstanding and/or Contested

SCHEDULE 5.10     Compliance with Laws

SCHEDULE 5.11     Intellectual Property

SCHEDULE 5.15     Existing Indebtedness and Long Term Debt and Equity
                  Investments

SCHEDULE 5.16     Affiliate Agreements and equity ownership by related parties

SCHEDULE 5.17     Insurance Policies

SCHEDULE 5.18A    Business Names Used by Borrower

SCHEDULE 5.18B Location of Executive Offices, Places of Business and location of Collateral, Books and Records

SCHEDULE 5.19 Non-Subordination: Obligations or rights, if any, to which the Loans may be subordinated in any manner

SCHEDULE 6.8      Post-Closing Items

SCHEDULE 7.2      Permitted Indebtedness

SCHEDULE 7.3      Existing Liens

SCHEDULE 7.5      Management Fees

                                     ANNEX I
                                     -------

                               FINANCIAL COVENANTS
                               -------------------


         1)       FIXED COVERAGE RATIO (EBITDA/FIXED CHARGES)

                  At Closing and the making of the Initial Advance and the funding of the Term Loan and at the end of any calendar month during which any of the Obligations are outstanding, the Fixed Charge Ratio shall be a minimum of
1.5 to 1 for the most recent Test Period then ended, except that from the Test Period commencing with October 1, 2003 through and including February 29, 2004, Borrower shall not be subject to a Fixed Charge Ratio covenant.


         2)       MINIMUM NET WORTH

                  Until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations, Borrower, individually and collectively on a consolidated and consolidating basis, will maintain a minimum Tangible Net Worth at all times (a) from the Closing Date through November 13, 2003, equal to (-$26,965,000) which is Borrower's Tangible Net Worth as of September 30, 2001, (b) from November 14, 2003 through March 31, 2004, equal to (-$10,000,000), and (c) from April 1, 2004 through the end of the Term, equal to (-$2,000,000); provided however, that if Borrower's minimum Tangible Net Worth at any time declines below the levels set forth in this covenant due to asset sales, then such decline shall not constitute a default hereunder.


         For purposes of the covenants set forth in this Annex I, the applicable terms listed below shall have the following meanings:

                  "Capital Expenditures" shall mean, for any Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Test Period that are or should be treated as capital expenditures under GAAP.

                  "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof in each case with maturities of not more than six months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "APPROVED BANK"), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

                  "Date of Determination" shall mean the last day of any calendar month during which any of the Obligations are outstanding.

                  "EBITDA" shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP.

                  "Fixed Charge Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (a) EBITDA for the Test Period most recently ended before such date, to (b) Fixed Charges for the Test Period most recently ended before such date, in each case taken as one accounting period.

                  "Fixed Charges" shall mean, on any calculation date, for any Test Period, the sum of the following for Borrower individually and collectively on a consolidated and consolidating basis: (a) Total Debt Service, excluding scheduled balloon payments, if any, for such period for the Revolving Facility and Term Loan.

                  "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, intellectual property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income, restricted funds, investments in Subsidiaries, intercompany receivables and accumulated depreciation.

                  "Interest Expense" shall mean, for any Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) of Borrower individually and collectively on a consolidated and consolidating basis with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Net Income" shall mean, for any Test Period, the net income (or loss) of Borrower individually and collectively on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than any Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                  "Net Leverage Ratio" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the ratio of (i) Total Debt on such date, to (ii) EBITDA for the Test Period most recently ended before such date (taken as one accounting period).

                  "Tangible Net Worth" means assets (excluding Intangible Assets) less liabilities (determined in conformity with GAAP).

                  "Test Period" shall mean the three (3) most recent calendar months then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.

                  "Total Debt" shall mean, at any date of determination, for Borrower individually and collectively on a consolidated and consolidating basis, the total Indebtedness on such date less cash and Cash Equivalents held on such date.

                  "Total Debt Service" shall mean for any period, for Borrower individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on the Revolving Loan and Term Loan, and (ii) Interest Expense, in each case for such period for the Revolving Loan and Term Loan.

                                   APPENDIX A

                                   DEFINITIONS

                  "Accounts" shall mean all "accounts" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Account Debtor" shall mean any Person who is obligated under an Account.

                  "Advances" shall mean a borrowing under the Revolving Facility. Any amounts paid by Lender on behalf of Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of the Agreement.

                  "Applicable Rate" shall mean the interest rates applicable from time to time to Advances under the Agreement.

                  "Assigned Documents" shall mean those documents and instruments being purchased by Lender from Bank Austria in connection herewith and listed on Exhibit A hereto.

                  "Assigned Stock" shall mean all of the stock originally pledged to Bank Austria and assigned by Bank Austria to Lender in connection herewith.

                  "Bank of Austria" shall mean Bank Austria Creditanstalt Corporate Finance, Inc.

                  "Borrowing Base" shall mean, as of any date of determination, the net collectible Dollar value of Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with the Agreement; provided, however, that if as of such date the most recent Borrowing Certificate is of a date more than four Business Days before or after such date, the Borrowing Base shall be determined by Lender in its sole discretion.

                  "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit B.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or the Lender is closed.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

                  "Change of Control" shall mean, with respect to any Borrower or Guarantor, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders, managers, partners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any affiliate thereof, if, as a result thereof, any Person (or group of Persons acting in concert), other than the Permitted Majority Holders, beneficially owns more than 50% of the voting power of the resulting or surviving entity or such affiliate thereof, calculated on a fully diluted basis, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) a public offering of its securities, if as a result thereof, any Person (or group of Persons acting in concert), other than Permitted Majority Holders, beneficially owns more than 50% of the voting power of Borrower or such Guarantor, or (iv) any "change in/of control" or "sale" or "disposition" or similar event as defined in any document governing indebtedness of such Person which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof. As used herein, "Permitted Majority Holders" means Dean J. Yimoyines, his immediate family members, his estate, trusts for the benefit of Dean J. Yimoyines and/or such family members, Palisade Concentrated Equity Partnership, L.P. ("Palisade"), any affiliate of Palisade or any limited partner of Palisade.

                  "Charter and Good Standing Documents" shall mean, for each Borrower (i) a copy of the certificate of incorporation or formation (or other charter document) certified as of a date not more than three (3) Business Days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower, including, in the case of Prime Vision Health, Inc., attachments to such certificate evidencing the Merger, (ii) a copy of the bylaws or similar organizational documents of certified as of a date not more than three (3) Business Days before the Closing Date by the corporate secretary or assistant secretary of such Borrower, (iii) an original certificate of good standing as of a date acceptable to Lender issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Borrower and of every other jurisdiction in which such Borrower has an office or conducts business or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members or other equity owners authorizing the execution, delivery and performance of the Loan Documents to which such Borrower is a party, certified by an authorized officer of such Person as of the Closing Date.

                  "Chattel Paper" shall mean chattel paper as defined in Section 9-102 of the UCC.

                  "Closing" shall mean the satisfaction, or written waiver by Lender, of all of the conditions precedent set forth in the Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

                  "Closing Date" shall mean the date the Closing occured, or January 25, 2002.

                  "Collateral" shall mean, collectively and each individually, all collateral and/or security granted to Lender by the Borrower and/or Guarantors pursuant to the Loan Documents.

                  "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

                  "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

                  "Deposit Account" shall mean, collectively, the Lockbox Accounts and all bank or other depository accounts of any Borrower.

                  "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

                  "Document" shall mean a document as defined in Section 9-102 of the UCC.

                  "Dormant Subsidiary" shall mean PrimeVision East, Inc., PrimeVision Central, Inc., PrimeVision West Inc., Accountable Eye Care Associates, Inc., PrimeVision of North Carolina, Inc. and OptiCare IPA of New York, Inc.

                  "Eligible Inventory Costs" shall mean the value of Opticare Eye Health Centers, Inc.'s, Primevision Health, Inc.'s saleable Inventory that is a specific element or component purchased by such Borrower after taking into account all discounts, and which inventory is maintained in the ordinary course of such Borrower's business unless such Inventory is deemed ineligible by Lender because:

                  (a) such Inventory is not subject to a valid perfected first priority security interest in favor of Borrower, subject to no other lien of equal or higher priority;

                  (b) any consent, license, approval or authorization required to be obtained by the Borrower in connection with the granting of the security interest under the Security Documents or in connection with manufacture or sale of such Inventory has not been or was not duly obtained and is not in full force and effect;

                  (c) any covenant, representation or warranty contained in this Agreement or in any other Loan Document with respect to such Inventory has been breached and remains uncured;

                  (d) such Inventory does not comply, or was not manufactured in compliance, in all material respects with all applicable requirements of all statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, of any Governmental Authority, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments;

                  (e) such Inventory does not, or at the time of its purchase from the vendor did not, constitute "inventory" under Article 9 of the UCC as then in effect in the jurisdiction whose law governs perfection of the security interest;

                  (f) the Person for whose account such Inventory is being or was produced has commenced a voluntary case under any federal bankruptcy or state or federal insolvency laws or has made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in respect of such Person in an involuntary case under any federal bankruptcy or state or federal insolvency laws, or if any other petition or application for relief under any federal bankruptcy or state or federal insolvency laws has been filed against such Person, or if such Person has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

                  (g) the transfer of Inventory to Borrower by vendor, supplier or other Person did not constitute a valid sale and transfer to Borrower of all right, title and interest of such Person in the Inventory enforceable against all creditors of and purchasers from the vendor;

                  (h) (A) such Borrower is not the sole owner of all right, title and interest in and to such Inventory, (B) such Borrower does not have a valid ownership interest therein free and clear of all Liens other than Liens granted under the Loan Documents, or (C) any offsets, defenses or counterclaims have been asserted or threatened in writing against such Inventory;

                  (i) such Inventory is not in good working order or is damaged;

                  (j) such Inventory is not located at one of such Borrower's premises or warehouse;

                  (k) such Inventory is subject to a bona fide dispute or is or has been classified as counterfeit or fraudulent;

                  (l) such Inventory has been sold, assigned, or otherwise encumbered by any Borrower or Guarantor except pursuant to the Loan Documents;

                  (m) to the extent at Closing that such Inventory at Opticare Eye Health Centers, Inc. exceeds the value existing as of December 31, 2001, of $1,825,000.

                  (n) such Inventory consists of equipment that such Borrower offers for rental or that is being rented from Borrower or equipment borrowed by such Borrower or given to such Borrower to serve as demonstration equipment.

                  (o) such Inventory otherwise is not satisfactory to Lender.

                  "Eligible Receivables" shall mean each Account arising in the ordinary course of Borrower's business from the sale of goods or rendering of Services which Lender, in its sole discretion, deems an Eligible Receivable unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Lender, subject to no other Lien of equal or higher priority;

                  (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender; provided, that Lender in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Lender as Eligible Receivables and determine the advance rate, liquidity factors and reserves applicable to Advances made on any such Accounts;

                  (c) it or any portion thereof (in which case only such portion shall not be an Eligible Receivable) is payable by a beneficiary, recipient or subscriber individually and not directly by a Medicaid/Medicare Account Debtor or commercial medical insurance carrier acceptable to Lender;

                  (d) it arises out of services rendered or a sale made to, or out of any other transaction between with , one or more affiliates of any Borrower Entity;

                  (e) it remains unpaid for longer than the lesser of (i) 120 calendar days after the earlier of the claim or invoice date, and (ii) 135 calendar days after the applicable Services were rendered;

                  (f) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if more than ten 10% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its affiliates remain unpaid for longer than the lesser of (i) 120 calendar days after the earlier of the claim or invoice dates, and (ii) 135 calendar days after the applicable Services were rendered;

                  (g) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, 25% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Lender's sole discretion, be increased or decreased);

                  (h) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates (except Medicaid/Medicare Account Debtors), if such Accounts exceed 20% of the net collectible dollar value of all Eligible Receivables at any one time (including Accounts from Medicaid/Medicare Account Debtors) (which percentage may, in Lender's sole discretion, be increased or decreased);

                  (i) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

                  (j) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

                  (k) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States, including the Canadian Accounts generated by the Cohen Systems division of Borrower;

                  (l) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or an instrument of any kind or has been reduced to judgment;

                  (m) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with (for example, with respect to all Account payable directly by a Medicaid/Medicare Account Debtor);

                  (n) it is subject to any offset, credit (including any resource or other income credit or offset) deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

                  (o) any Borrower or Guarantor has made any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (p) any return, rejection or repossession of goods or services related to it has occurred;

                  (q) it is not payable to Borrower;

                  (r) any Borrower or Guarantor has agreed to accept or has accepted any non-cash payment for such Account;

                  (s) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (t) with respect to any Account arising from the performance of Services, the Services have not been actually performed or the Services were undertaken in violation of any law; or

                  (u) it fails to meet such other specifications and requirements which may from time to time be established by Lender or is not otherwise satisfactory to Lender, as determined in Lender's sole discretion.

                  "Environmental Laws" shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Equipment" shall mean equipment as defined in Section 9-102 of the UCC.

                  "Event of Default" shall mean the occurrence of any event set forth in Article VIII.

                  "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

                  "Fixtures" shall mean fixtures as defined in Section 9-102 of the UCC.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

                  "General Intangibles" shall mean general intangibles as defined in Section 9-102 of the UCC.

                  "Guarantor" shall mean, collectively and each individually, all subsidiaries of any Borrower.

                  "Guaranty" shall mean, collectively and each individually, all guarantees executed by any Guarantors, including such guarantees which are part of the Assigned Document as well as those certain Reaffirmations of Guaranty and Security Documents executed and delivered in connection herewith.

                  "Government Account" shall be defined to mean all Accounts and Receivables arising out of or with respect to any Government Contract.

                  "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

                  "Government Contract" shall be defined to mean all contracts with the United States Government or with any agency thereof, and all amendments thereto.

                  "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

                  "Healthcare Laws" shall mean all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute").

                  "HSO Contracts" shall mean Borrower's health service organization contracts.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  "Instrument" shall mean instrument as defined in Section 9-102 of the UCC.

                  "Insurer" shall mean a Person that insures another Person against any costs incurred in the receipt by such other Person of Services, or that has an agreement with any Borrower to compensate it for providing Services to such Person.


                  "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing..

                  "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Lender from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Lender access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

                  "Liability Event" shall mean any event, fact, condition or circumstance or series thereof (i) in or for which any Borrower becomes liable or otherwise responsible for any amount owed or owing in excess of $1 million to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Borrower are lawfully set-off against payments to such or any other Borrower to satisfy any liability of or for any amounts owed or owing in excess of $1,000,000 to any Medicaid or Medicare program by a provider under common ownership with such Borrower or any provider owned by such Borrower pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses
(i) and (ii) above or successor provisions thereto.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" shall mean, individually and collectively, the Term Loan and all Advances under the Revolving Facility.

                  "Loan Documents" shall mean, collectively and each individually, the Agreement, the Notes, the Security Documents, the Guarantees, the Stock Pledge Agreements, the Lockbox Agreements, the Uniform Commercial Code Financing Statements, the Subordination Agreement, the Landlord Waiver and Consents, the Borrowing Certificates, the Warrant, the Registration Rights Agreement and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

                  "Lockbox Accounts" shall mean the blocked accounts maintained by or for Borrowers at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral are paid.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has any material adverse effect upon or change in the validity or enforceability of any Loan Document in excess of $500,000, (ii) has a material and adverse impact to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition of Borrower and/or Guarantors, either individually or taken as a whole, in each case, in excess of $500,000, or (iii) has materially impaired the ability of any Borrower or Guarantor to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person that causes impairment in excess of $500,000. Notwithstanding the foregoing, this definition shall not be applicable to good will adjustments and/or deferred tax asset adjustments prior to December 31, 2003.

                  "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or any other state health care program, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

                  "Merger" shall mean that certain merger of OHNI and Cohen into PVHI, effective January 9, 2002.

                  "Note" or "Notes" shall mean, collectively and each individually, the Revolving Note and the Term Note.

                  "Obligations" shall mean all shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or Guarantors to Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents or otherwise relating to Notes and/or Loans, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of any Borrower and/or Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

                  "P.A." shall mean Optometric Eye Care Centers, P.A., a North Carolina professional association.

                  "P.C." shall mean Opticare, P.C., a Connecticut professional corporation.

                  "Payment Office" shall mean initially the address set forth beneath the Lender's name on the signature page of the Agreement, and thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

                  "Professional Services and Support Agreement" shall mean those certain agreements for the provision of administrative and professional services by and between (i) Consolidated Eye Care, Inc., a North Carolina corporation, its successors and assigns and Optometric Eye Care Centers, PA, a North Carolina professional association dated August 10, 1999, and (ii) Opticare Eye Health Centers, Inc. a division of Borrower, and Opticare, P.C., a Connecticut professional corporation, each as amended or restated, from time to time.

                  "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Lender be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Lender; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

                  "Revolving Facility Term" shall mean the period commencing on the Closing Date and ending the date that is four (4) years after the Closing Date.

                  "Revolving Note" shall mean the Amended and Restated Revolving Note payable to the order of Lender executed by Borrower evidencing the Revolving Facility, as the same may be modified, amended or supplemented from time to time.

                  "Security Documents" shall mean the Assigned Documents, together with any and all additional documents and instruments executed and delivered in connection herewith necessary to create, continue or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

                  "Services" shall mean medical and health care services provided to a Person, including, but not limited to, medical and health care services which are covered by a policy of insurance issued by an Insurer, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services.

                  "Subordination Agreement" shall mean, collectively and each individually, subordination agreements executed by Palisade Concentrated Equity Partnership, L.P. and Dean J. Yimoyines as Subordinated Creditors in favor of Lender as senior lender delivered in connection herewith.

                  "Subsidiary" shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

                  "Term Loan Term" shall mean the period commencing on the Closing Date and ending the date that is four (4) years after the Closing Date.

                  "Term Note" shall mean, collectively and each individually,
(a) the Term Note B payable to the order of Lender and executed by Borrower dated as of November 14, 2003, and (b) that certain Amended and Restated Term Note payable to the order of Lender executed by Borrower dated as of January 25, 2002, each evidencing the Term Loan, as the same may be modified, amended or supplemented from time to time.

                  "Term Note B" means that certain Term Note dated November ___, 2003 made by Borrower payable to the order of Lender in the original principal amount of $315,286.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

                  "Warrant" shall have the meaning given such term in the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant dated as of the Closing Date by and between Parent and CapitalSource Holdings LLC, as such may be modified, restated, amended or supplemented from time to time.

                  "Wise" shall mean Wise Optical Vision Group, Inc., a New York corporation.

                  "Wise Acquisition" shall mean the purchase by Opticare Acquisition Corp. of all of the Acquired Assets (as defined in the Wise Asset Purchase Agreement).

                  "Wise Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated as of February 7, 2003 by and between Wise and Opticare Acquisition Corp. as amended.

                  "Wise Eligible Inventory Costs" shall mean the value of Opticare Acquisition, Corp.'s saleable Inventory that is a specific element or component purchased by such Borrower after taking into account all discounts, and which inventory is maintained in the ordinary course of such Borrower's business unless such Inventory is deemed ineligible by Lender because it fits into one of the exclusions set forth in (a) through (o) in the definition of Eligible Inventory Costs.

                  "Yield Maintenance Amount" shall mean an amount equal to the difference between (x) the all-in effective yield (measured as a percentage per annum), excluding the Commitment Fee, which could be earned on the Revolving Balance from the Closing Date through and including January 25, 2006, and (y) the total interest and fees, excluding the Commitment Fee, actually paid by Borrower to Lender on the Revolving Facility prior to the later of the Termination Date or the date of prepayment. As used herein, "Revolving Balance" shall mean, on any date of determination, the average outstanding balance under the Revolving Facility for the immediately preceding twelve (12) months ending on such date.